SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 26, 2014

     Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)

      Georgia
(State or Other Jurisdiction
of Incorporation)

      1-15583                                    58-2508794

(Commission File Number)	(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina                      29601
(Address of principal executive offices)                    (Zip Code)

     (864) 232-5200
(Registrant’s Telephone Number
Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 26, 2014, Delta Apparel, Inc. (“Delta Apparel”) and its wholly-owned subsidiaries M.J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC and Art Gun, LLC (collectively with Delta Apparel, the “Borrowers”) entered into a Third Amendment to Fourth Amended and Restated Loan and Security Agreement with Wells Fargo Bank, National Association (“Wells Fargo”) and the other lenders set forth therein (the “Third Amendment”).

The Fourth Amended and Restated Loan and Security Agreement dated as of May 27, 2011 (the “Original Loan Agreement”), was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 3, 2011. The Consent and First Amendment thereto dated as of August 27, 2013, was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on August 29, 2013. A Second Amendment thereto dated as of September 4, 2013, revised the time frame for reports of the Borrowers to the lenders to reflect the recent change in the Borrowers’ fiscal year end and was not filed. The Original Loan Agreement and the First Amendment are incorporated herein by reference and are referred to herein collectively with the Second Amendment as the “Existing Loan Agreement.”

The Third Amendment amends certain definitions within the Existing Loan Agreement and generally operates to ease borrowing base availability thresholds relating to a financial testing covenant during the period from September 28, 2014, through October 31, 2015. In addition, the definition of Fixed Charge Coverage Ratio is amended to adjust for expenses that may be incurred in connection with strategic initiatives, and to exclude the $9 million payment due on September 30, 2014, in connection with the August 27, 2013, purchase of certain assets and properties of Salt Life Holdings, LLC.

In consideration of the amendments provided in the Third Amendment, the Borrowers agreed to pay Wells Fargo and the other lenders an aggregate fee of $362,500. In addition, interest rates are increased by 25 basis points on the loans available under the Existing Loan Agreement.

The foregoing summary of the Third Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the text of the Third Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Separate from the relationship related to the Existing Loan Agreement as amended by the Third Amendment, certain lenders thereunder have engaged in, or may in the future engage in, transactions with, and perform services for, Delta Apparel and/or its subsidiaries in the ordinary course of business.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number    Description

10.1
Third Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of September 26, 2014, among Delta Apparel, Inc., M.J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC, Art Gun, LLC, Wells Fargo Bank, National Association and the other lender parties as set forth therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date: October 1, 2014                /s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer & Treasurer

Exhibit Index

Exhibit Number    Description

10.1
Third Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of September 26, 2014, among Delta Apparel, Inc., M.J. Soffe, LLC, Junkfood Clothing Company, To The Game, LLC, Art Gun, LLC, Wells Fargo Bank, National Association and the other lender parties as set forth therein.